EXHIBIT 16


   [LOGO OMITTED]             Sweeney, Gates & Co.
                  --------------------------------------------
                  Certified Public Accountants and Consultants


September 8, 2000


Securities and Exchange Commission
Filer Support 2
Mail stop 1-4
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the attached Form 8-K/A dated September 8, 2000 of Silk Botanicals.Com, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                                     s/ Sweeney, Gates & Co.



cc:  Robert C. Hachney, Esquire
     Agent for Silk Botanicals.Com, Inc.







       2691 East Oakland Park Blvd., Suite 302, Fort Lauderdale, FL 33306
              Telephone: (954) 565-4080   Facsimile: (954) 565-6010